EXHIBIT 4(k)


      FIFTH SUPPLEMENTAL INDENTURE, dated as of September 30, 1998, between GENERAL MOTORS ACCEPTANCE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), and THE BANK OF NEW YORK, a corporation duly organized and existing under the laws of the State of New York (hereinafter called the "Trustee", which term shall include any successor trustee appointed pursuant to Article Seven of the Indenture hereinafter referred to), as successor trustee to Morgan Guaranty Trust Company of New York.

W I T N E S S E T H:

      WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture, dated as of July 1, 1982, (hereinafter called the "Indenture"), providing for the issuance from time to time of one or more series of Securities evidencing unsecured indebtedness of the Company (hereinafter called "Securities"). Terms used in this Fifth Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture;

      WHEREAS, this Fifth Supplemental Indenture amends the Indenture, pursuant to Section 10.02 thereof, in order to extend the maturity and modify certain other provisions of the Company's Notes due September 30, 2003 previously issued on September 30, 1996 (the "Notes"); and

      WHEREAS, the Company has received the consent of the sole holder of the Notes to effect the amendments set forth in the form of Note attached hereto as Exhibit A.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree for the equal and proportionate benefit of the respective Holders from time to time hereafter of the Securities, that the terms of the Notes shall be amended so that the Notes are in the form set forth in Exhibit A hereto. To the extent that any such terms shall conflict with the provisions contained in Article 3 of the Indenture, the provisions contained in the Notes in the form attached hereto as Exhibit A shall govern.

      This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instruments.

                    ________________________________________

      IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year above written.


[SEAL]                              GENERAL  MOTORS ACCEPTANCE
                                    CORPORATION
ATTEST:

__________________________          By:_______________________________
   Assistant Secretary                    Title:



[SEAL]                              THE BANK OF NEW YORK, as Trustee

ATTEST:

__________________________          By:_______________________________
   Assistant Secretary                    Title:


STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK  )

      On the 30th day of September, 1998, before me personally came, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of GENERAL MOTORS ACCEPTANCE CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Executive Committee of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]


                                       _______________________________
                                                Notary Public


STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK  )

      On the 30th day of September, 1998, before me personally came, to me known, who, being by me duly sworn, did depose and say that she is an Assistant Treasurer of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

[NOTARIAL SEAL]


                                       _______________________________
                                               Notary Public